Exhibit 99.1

Strongbridge Biopharma plc Reports Second Quarter 2021 Financial Results and Provides Corporate Update

~ Reports KEVEYIS® (dichlorphenamide) Second Quarter 2021 Revenue of $10.0 Million, a 28 Percent Increase Compared to $7.8 Million of Revenue During Second Quarter of 2020 ~

~ Strongbridge Remains On-Track to Meet, or Potentially Exceed, the Top End of Full-Year 2021 KEVEYIS Revenue Guidance of $34 Million to $36 Million ~

~ RECORLEV® (levoketoconazole) New Drug Application (NDA) Under Review by U.S. Food & Drug Administration (FDA) with Prescription Drug User Fee Act (PDUFA) Target Action Date of

January 1, 2022 ~

~ Xeris Pharmaceuticals, Inc.’s Proposed Acquisition of Strongbridge Proceeds on Schedule with Expected Closing in Early Fourth Quarter 2021 ~

DUBLIN, Ireland and TREVOSE, Pa., August 5, 2021 — Strongbridge Biopharma plc, (Nasdaq: SBBP) (“Strongbridge” or the “Company”), a global commercial-stage biopharmaceutical company focused on the development and commercialization of therapies for rare diseases with significant unmet needs, today reported financial results for the second quarter of 2021 and provided a corporate update.

“Strongbridge had an exceptional second quarter, with KEVEYIS® (dichlorphenamide) delivering the highest net revenue for a quarter since its launch by the Company in 2017. Given our strong first half performance, we expect to meet, or potentially exceed, the higher end of our full-year 2021 KEVEYIS revenue guidance of $34 million to $36 million,” said John H. Johnson, chief executive officer of Strongbridge Biopharma. “Additionally, against the backdrop of the recent announcement of the proposed acquisition of Strongbridge by Xeris, we remain focused on delivering strong revenue growth for KEVEYIS, on the continued review of RECORLEV® (levoketoconazole) by the FDA, and on flawlessly executing the myriad of RECORLEV pre-launch activities. Strongbridge and Xeris are working closely on all of the required steps toward the expected close of the transaction early in the fourth quarter of this year. Upon transaction close, we look forward to unlocking the value of our combined assets and providing shareholders with the opportunity to participate in the success of the Company.”

Corporate & Financial Highlights

Rare Neuromuscular Franchise: KEVEYIS® (dichlorphenamide)

●	The Company achieved KEVEYIS net product sales of $10.0 million for the second quarter ended June 30, 2021, representing a 28 percent increase over second quarter 2020 revenue of $7.8 million.
●	Second quarter record sales performance is primarily attributable to the growth in total patients on drug, resulting from new patient starts combined with reduced discontinuation rates for existing patients on therapy.
●	The Company maintains KEVEYIS full-year revenue guidance for 2021 of $34 million to $36 million, but currently expects to meet, or potentially exceed, the higher end of the range.
●	In July, the Company announced post hoc analyses from a one year open-label study evaluating daily use of KEVEYIS for the treatment of Primary Periodic Paralysis (PPP). The analyses were published in the peer-reviewed journal, Muscle & Nerve, and confirmed that long-term treatment with KEVEYIS is safe and effective for chronic use.

Rare Endocrine Franchise: RECORLEV® (levoketoconazole)

●	In May, the Company announced that the U.S. Food and Drug Administration (FDA) had accepted for review the Company’s New Drug Application (NDA) for RECORLEV for the treatment of endogenous Cushing’s syndrome. Within the Day 74 letter, the FDA set a Prescription Drug User Fee Act (PDUFA) target action date of January 1, 2022, which reflects a projected 10-month standard review period.
●	In June, the United States Patent and Trademark Office (USPTO) issued U.S. Patent No. 11,020,393 entitled, “Methods of Treating Disease with Levoketoconazole” which covers a method of treating Cushing’s syndrome patients with RECORLEV® (levoketoconazole) who also take metformin for Type 2 diabetes. The term of the U.S. patent will expire on March 2, 2040.
●	Strongbridge continues to prepare for the potential commercial launch of RECORLEV in the first quarter of 2022.

Corporate Updates

●	As previously announced on May 24, 2021, Strongbridge and Xeris Pharmaceuticals, Inc. (“Xeris”) entered into an agreement under which Xeris will acquire Strongbridge in a stock and CVR transaction for a transaction equity value of approximately $267 million, based on the closing price of Xeris’ common stock of $3.47 on May 21, 2021 and Strongbridge’s fully diluted share capital. The proposed acquisition will be effected by means of a “scheme of arrangement” under Chapter 1 of Part 9 of the Irish Companies Act of 2014.
●	Also as previously announced on July 26, 2021, special shareholder meetings of Strongbridge are scheduled for Wednesday, September 8, 2021, to seek approval of the acquisition of Strongbridge by Xeris. In accordance with Irish law, the definitive Joint Proxy Statement of Strongbridge and Xeris for such meetings was filed on July 29, 2021.
●	On July 23, 2021, Strongbridge and its existing lender, Avenue Venture Opportunities Fund, LP (“Avenue”) entered into an amendment to its existing term loan agreement dated May 19, 2020 (the “Term Loan Agreement”). Under the Term Loan Agreement, Strongbridge initially granted to Avenue an option to convert up to $3 million of the aggregate principal amount of any loans outstanding under the Term Loan Agreement into Strongbridge ordinary shares (the “Conversion Option”). The loan amendment amends the Conversion Option such that $10.0 million of the aggregate principal amount of any loans outstanding under the Term Loan Agreement will automatically convert into Strongbridge ordinary shares immediately prior to the completion of the acquisition of Strongbridge by Xeris. The conversion price remains unchanged at $2.24 per share.
●	Strongbridge reports approximately $63.8 million of cash and cash equivalents as of June 30, 2021.

Second Quarter 2021 Financial Results

The Company’s net revenues from sales of KEVEYIS increased $2.2 million, or 28 percent, to $10.0 million for the three months ended June 30, 2021, compared to $7.8 million for the three months ended June 30, 2020. The Company recorded cost of sales of $0.5 million for the three months ended June 30, 2021, compared to cost of sales of $0.4 million for the same period in 2020. Cost of sales increased due to increased sales volume for the current period. Gross margins were 95 percent for the three months ended June 30, 2021, and for the same period in 2020.

Selling, general and administrative expenses were $16.0 million for the three months ended June 30, 2021, compared to $9.6 million for the same period in 2020. The increase is due to an increase in compensation costs and an increase in our outside professional fees, mostly due to investment banking fees and legal expenses related to our business combination transaction with Xeris.

Research and development expenses were $5.4 million for the three months ended June 30, 2021, compared to $6.2 million for the same period in 2020. The decrease was primarily due to decreases in costs associated with our LOGICS and OPTICS trials.

For the three months ended June 30, 2021, basic net loss attributable to ordinary shareholders on a GAAP basis was ($13.2 million), or ($0.20) per share, compared to a basic net loss attributable to ordinary shareholders of ($17.3) million, or ($0.32) per share, for the same period in 2020. Net loss for the three months ended June 30, 2021, was lower than the same period in 2020 due to the increase in KEVEYIS revenue of $2.2 million, the reduction in research and development expenses and an $8.0 million change in the revaluation of the fair value of our liability classified warrants due to changes in the Company’s volatility and stock price in 2021 compared to 2020. Those decreases were offset by $6.4 million increase in our selling, general and administrative expenses.

For the three months ended June 30, 2021, non-GAAP basic net loss attributable to ordinary shareholders was ($4.5 million), or ($0.07) per share, compared to a non-GAAP basic net loss attributable to ordinary shareholders of ($6.7 million), or ($0.12) per share, for the same period in 2020. The decrease in non-GAAP net loss during the three months ended June 30, 2021, was primarily due to the increase in KEVEYIS revenue of $2.2 million and a decrease in our research and development expenses during the three months ended June 30, 2021, compared to the same period in 2020.

Year-to-Date 2021 Financial Results

The Company’s net revenues from sales of KEVEYIS increased $4.0 million, or 28 percent, to $18.4 million for the six months ended June 30, 2021, compared to $14.4 million for the six months ended June 30, 2020. The Company recorded cost of sales of $0.9 million for the six months ended June 30, 2021, compared to cost of sales of $1.4 million for the same period in 2020. Cost of sales decreased due to changes in the assumptions underlying the allocation between the purchase price of our inventory and our supply agreement. Gross margins were 95 percent for three months ended June 30, 2021, compared to gross margins of 91 percent for the same period in 2020.

Selling, general and administrative expenses were $26.9 million for the six months ended June 30, 2021, compared to $20.0 million for the same period in 2020. The increase is primarily due to an increase in compensation costs and an increase in our outside professional fees, mostly due to investment banking fees and legal expenses related to our business combination transaction with Xeris Pharmaceuticals, Inc.

Research and development expenses were $11.2 million for the six months ended June 30, 2021, compared to $13.7 million for the same period in 2020. The decrease was primarily due to decreases in costs associated with our LOGICS and OPTICS trials, offset by increases in regulatory costs associated with our NDA submission.

For the six months ended June 30, 2021, basic net loss attributable to ordinary shareholders on a GAAP basis was ($25.1 million), or ($0.37) per share, compared to a basic net loss attributable to ordinary shareholders of ($30.0) million, or ($0.55) per share, for the same period in 2020. Net loss for the six months ended June 30, 2021, was lower than the same period in 2020 due to the increase in KEVEYIS revenue of $4.0 million, the reduction in research and development expenses of $2.5 million and a $6.7 million change in the revaluation of the fair value of our liability classified warrants due to changes in the Company’s volatility and stock price in 2021 compared to 2020. Those decreases were offset by $6.8 million increase in our selling, general and administrative expenses.

For the six months ended June 30, 2021, non-GAAP basic net loss attributable to ordinary shareholders was ($11.7 million), or ($0.17) per share, compared to a non-GAAP basic net loss attributable to ordinary shareholders of ($17.0 million), or ($0.31) per share, for the same period in 2020. The decrease in non-GAAP net loss during the six months ended June 30, 2021, was primarily due to the increase in KEVEYIS revenue of $4.0 million and a decrease in our research and development expenses of $2.5 million offset by an increase in cash interest expense during the six months ended June 30, 2021, compared to the same period in 2020.

STRONGBRIDGE BIOPHARMA plc

Select Consolidated Balance Sheet Information (unaudited)

(in thousands, except share and per share data)

	June 30,	December 31,
	2021	2020
Cash and cash equivalents	$63,774	$87,522
Total assets	96,820	121,100
Long-term debt, net	17,710	17,144
Total liabilities	52,429	55,495
Total shareholders’ equity	44,391	65,605

STRONGBRIDGE BIOPHARMA plc

Consolidated Statements of Operations and Comprehensive Loss (unaudited)

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30		June 30,
	2021	2020	2021	2020
Total revenues	$10,042	$7,760	$18,424	$14,434

Cost and expenses:
Cost of sales (excluding amortization of intangible asset)	$467	$393	$878	$1,362
Selling, general and administrative	15,988	9,638	26,934	20,041
Research and development	5,397	6,152	11,235	13,704
Amortization of intangible asset	1,255	1,255	2,511	2,511
Total cost and expenses	23,107	17,438	41,558	37,618
Operating loss	(13,065)	(9,678)	(23,134)	(23,184)
Other expense, net:
Interest expense	(810)	(253)	(1,592)	(253)
Unrealized gain (loss) on fair value of warrants	680	(7,367)	(95)	(6,787)
Other (expense) income, net	(45)	26	(233)	254
Total other expense, net	(175)	(7,594)	(1,920)	(6,786)
Loss before income taxes	(13,240)	(17,272)	(25,054)	(29,970)
Income tax expense	(1)	—	(1)	—
Net loss	$(13,241)	$(17,272)	$(25,055)	$(29,970)
Other comprehensive loss:
Unrealized loss on marketable securities	—	(6)	—	(3)
Comprehensive loss	$(13,241)	$(17,278)	$(25,055)	$(29,973)

Net loss attributable to ordinary shareholders:
Basic	$(13,241)	$(17,272)	$(25,055)	$(29,970)
Diluted	$(13,921)	$(17,272)	$(25,055)	$(29,970)
Net loss per share attributable to ordinary shareholders:
Basic	$(0.20)	$(0.32)	$(0.37)	$(0.55)
Diluted	$(0.21)	$(0.32)	$(0.37)	$(0.55)
Weighted-average shares used in computing net loss per share attributable to ordinary shareholders:
Basic	67,653,659	54,302,235	67,569,136	54,266,675
Diluted	67,921,260	54,302,325	67,569,136	54,266,675

STRONGBRIDGE BIOPHARMA plc

Reconciliation of Non-GAAP Financial Measures (unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30, 2021
				Net loss
		Loss	Net loss	per share
		before	attributable	attributable
	Operating	income	to ordinary	to ordinary
	loss	taxes	shareholders	shareholders

GAAP	$(13,065)	$(13,240)	$(13,241)	$(0.20)

Non-GAAP Adjustments:

Merger Expenses (a)	$5,812	$5,812	$5,812
Amortization of intangible asset (b)	$1,255	$1,255	$1,255
Stock-based compensation - Selling, General & Admin. (c)	$1,586	$1,586	$1,586
Stock-based compensation - Research & Development (c)	$496	$496	$496
Unrealized gain on fair value of warrants (d)	—	$(680)	$(680)
Non-cash interest expense (e)	—	$311	$311

Adjusted	$(3,916)	$(4,460)	$(4,461)	$(0.07)

	Three Months Ended June 30, 2020
				Net loss
		Loss	Net loss	per share
		before	attributable	attributable
	Operating	income	to ordinary	to ordinary
	loss	taxes	shareholders	shareholders

GAAP	$(9,678)	$(17,272)	$(17,272)	$(0.32)

Non-GAAP Adjustments:

Amortization of intangible asset (b)	$1,255	$1,255	$1,255
Stock-based compensation - Selling, General & Admin. (c)	$1,280	$1,280	$1,280
Stock-based compensation - Research & Development (c)	$493	$493	$493
Unrealized gain on fair value of warrants (d)	—	$7,367	$7,367
Non-cash interest expense (e)	—	$135	$135

Adjusted	$(6,650)	$(6,742)	$(6,742)	$(0.12)

(a)	The business combination transaction expenses are excluded due to the non-recurring nature of these expenses. We believe such exclusion facilitates investors’ ability to more accurately compare our operating results to those of our peer companies and is reflective of how management internally manages the business.

(b)	The effects of amortization of the intangible asset are excluded because these charges are non-cash, and we believe such exclusion facilitates investors’ ability to more accurately compare our operating results to those of our peer companies.

(c)	The effects of non-cash employee stock-based compensation are excluded because of varying available valuation methodologies and subjective assumptions. We believe this is a useful measure for investors because such exclusion facilitates comparison to peer companies who also provide similar non-GAAP disclosures and is reflective of how management internally manages the business.

(d)	The unrealized gain (loss) on fair value of warrants is excluded due to the nature of this item, which is non-cash and related primarily to the effect of changes in the company’s stock price at a point in time. We believe such exclusion facilitates investors’ ability to more accurately compare our operating results to those of our peer companies.

1The effects of non-cash interest charges are excluded. We believe such exclusion facilitates an understanding of the effects of the debt service obligations on the Company’s liquidity and comparisons to peer group companies and is reflective of how management internally manages the business.

STRONGBRIDGE BIOPHARMA plc

Reconciliation of Non-GAAP Financial Measures (unaudited)

(in thousands, except share and per share data)

	Six Months Ended June 30, 2021
				Net loss
		Loss	Net loss	per share
		before	attributable	attributable
	Operating	income	to ordinary	to ordinary
	loss	taxes	shareholders	shareholders

GAAP	$(23,134)	$(25,054)	$(25,055)	$(0.37)

Non-GAAP Adjustments:

Merger Expenses (a)	$5,812	$5,812	$5,812
Amortization of intangible asset (b)	$2,511	$2,511	$2,511
Stock-based compensation - Selling, General & Admin. (c)	$3,305	$3,305	$3,305
Stock-based compensation - Research & Development (c)	$1,054	$1,054	$1,054
Unrealized loss on fair value of warrants (d)	—	$95	$95
Non-cash interest expense (e)	—	$597	$597

Adjusted	$(10,452)	$(11,680)	$(11,681)	$(0.17)

	Six Months Ended June 30, 2020
				Net loss
		Loss	Net loss	per share
		before	attributable	attributable
	Operating	income	to ordinary	to ordinary
	loss	taxes	shareholders	shareholders

GAAP	$(23,184)	$(29,970)	$(29,970)	$(0.55)

Non-GAAP Adjustments:

Amortization of intangible asset (b)	$2,511	$2,511	$2,511
Stock-based compensation - Selling, General & Admin. (c)	$2,550	$2,550	$2,550
Stock-based compensation - Research & Development (c)	$974	$974	$974
Unrealized gain on fair value of warrants (d)	—	$6,787	$6,787
Non-cash interest expense (e)	—	$135	$135

Adjusted	$(17,149)	$(17,013)	$(17,013)	$(0.31)

(a)	The business combination transaction expenses are excluded due to the non-recurring nature of these expenses. We believe such exclusion facilitates investors’ ability to more accurately compare our operating results to those of our peer companies and is reflective of how management internally manages the business.

(b)	The effects of amortization of the intangible asset are excluded because these charges are non-cash, and we believe such exclusion facilitates investors’ ability to more accurately compare our operating results to those of our peer companies.

(c)	The effects of non-cash employee stock-based compensation are excluded because of varying available valuation methodologies and subjective assumptions. We believe this is a useful measure for investors because such exclusion facilitates comparison to peer companies who also provide similar non-GAAP disclosures and is reflective of how management internally manages the business.

(d)	The unrealized gain (loss) on fair value of warrants is excluded due to the nature of this item, which is non-cash and related primarily to the effect of changes in the company’s stock price at a point in time. We believe such exclusion facilitates investors’ ability to more accurately compare our operating results to those of our peer companies.

(a)	The effects of non-cash interest charges are excluded. We believe such exclusion facilitates an understanding of the effects of the debt service obligations on the Company’s liquidity and comparisons to peer group companies and is reflective of how management internally manages the business.

About Strongbridge Biopharma plc

Strongbridge Biopharma is a global commercial-stage biopharmaceutical company focused on the development and commercialization of therapies for rare diseases with significant unmet needs. Strongbridge’s rare endocrine franchise includes RECORLEV® (levoketoconazole), an adrenal steroidogenesis inhibitor with a New Drug Application that is currently under review by the FDA for the treatment of endogenous Cushing’s syndrome, and veldoreotide extended release, a pre-clinical next-generation somatostatin analog being investigated for the treatment of acromegaly and potential additional applications in other conditions amenable to somatostatin receptor activation. Both RECORLEV and veldoreotide have received orphan drug designation from the FDA and the European Medicines Agency. The Company’s rare neuromuscular franchise includes KEVEYIS® (dichlorphenamide), the first and only FDA-approved treatment for hyperkalemic, hypokalemic, and related variants of primary periodic paralysis. KEVEYIS has orphan drug exclusivity in the United States.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the acquisition (the “Acquisition”) of Strongbridge by Xeris by means of a scheme of arrangement under Irish law (the “Scheme”) or the other transactions contemplated by the Transaction Agreement, dated May 24, 2021, among Strongbridge, Xeris, Xeris Biopharma Holdings, Inc. (“HoldCo”) and Wells MergerSub, Inc. (collectively, the “Transaction”), nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. The Acquisition will be made solely by means of the Scheme Document, which contains the full terms and conditions of the Acquisition, including details of how Strongbridge shareholders may vote in respect of the Acquisition.

Important Additional Information and Where to Find It

Strongbridge, Xeris and HoldCo have prepared and filed with the SEC, and the SEC declared effective on July 29, 2021, a registration statement on Form S-4 (File No. 333-257642) that includes the joint proxy statement by Xeris and Strongbridge (the “Proxy Statement”) and also constitutes a prospectus with respect to the HoldCo shares of common stock (“HoldCo Shares”) to be issued pursuant to the Transaction. The Proxy Statement also contains the Scheme Document and further information relating to the implementation of the Transaction, the full terms and conditions of the Transaction (including the Scheme), notices of the Strongbridge Special Meetings and the Xeris Special Meeting (each as defined in the Proxy Statement) and information on HoldCo Shares. Strongbridge and Xeris may also file other documents with the SEC regarding the Transaction. This communication is not a substitute for the Proxy Statement or any other document which Strongbridge, Xeris or HoldCo may file with the SEC.

The Proxy Statement, as well as Strongbridge’s and Xeris’ other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and, in the case of Strongbridge’s filings, at Strongbridge’s website at www.strongbridgebio.com and, in the case of Xeris’ filings, at Xeris’ website at www.xerispharma.com.

INVESTORS, STRONGBRIDGE SHAREHOLDERS AND XERIS STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.

Any vote in respect of resolutions to be proposed at the Strongbridge Special Meetings to approve the Acquisition, the Scheme or related matters, or other responses in relation to the Acquisition, should be made only on the basis of the information contained in the Proxy Statement (including the Scheme Document). Similarly, any decision in respect of resolutions to be proposed at the Xeris Special Meeting or any vote in respect of, or other response to, the Transaction, should be made only on the basis of the information contained in the Proxy Statement.

Participants in the Solicitation

Strongbridge, Xeris, HoldCo and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from their respective shareholders in there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. The Acquisition will be made solely by means of the Scheme Document, which contains the full terms and conditions of the Acquisition, including details of how Strongbridge shareholders may vote in respect of the Acquisition.

Forward-Looking Statements

This communication contains certain forward-looking statements with respect to a proposed transaction involving Xeris and Strongbridge and Xeris’, Strongbridge’s and/or the combined group’s estimated or anticipated future business, performance and results of operations and financial condition, including estimates, forecasts, targets and plans for Strongbridge and, following the acquisition, if completed, the combined group. The words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements. All statements, other than statements of historical facts, contained in this press release, are forward-looking statements, including statements related to 2021 KEVEYIS revenue guidance, expected cash balances and cash runway, potential advantages of RECORLEV, the anticipated timing for the review of the NDA for RECORLEV and the potential launch of RECORLEV (if approved), Strongbridge’s strategy, plans, intellectual property portfolio, outcomes of product development efforts and objectives of management for future operations. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, risks and uncertainties associated with clinical development and the regulatory approval process, the reproducibility of any reported results showing the benefits of RECORLEV, the adoption of RECORLEV by physicians, if approved, as treatment for any disease, the emergence of unexpected adverse events following regulatory approval and use of the product by patients, the possibility that the Transaction will not be pursued, failure to obtain necessary shareholder or regulatory approvals or required financing or to satisfy any of the other conditions to Transaction, the reaction of Xeris’ and Strongbridge’s shareholders to Transaction, adverse effects on the market price of Xeris shares of common stock or Strongbridge ordinary shares and on Xeris’ or Strongbridge’s operating results because of a failure to complete the Transaction, failure to realize the expected benefits of the Transaction, failure to promptly and effectively integrate Strongbridge’s businesses, negative effects relating to the announcement of the Transaction or any further announcements relating to the Transaction or the consummation of the Transaction on the market price of Xeris shares of common stock or Strongbridge ordinary shares, significant transaction costs and/or unknown or inestimable liabilities, the risk that any potential payment of proceeds pursuant to the CVR Agreement (as defined in the Proxy Statement) may not be distributed at all or result in any value to Strongbridge shareholders, potential litigation associated with the Transaction, general economic and business conditions that affect the combined companies following the consummation of the Transaction, the impact of the COVID-19 pandemic on Xeris’ or Strongbridge’s businesses or the combined businesses following the consummation of the transaction, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business acquisitions or disposals and competitive developments. These forward-looking statements are based on numerous assumptions and assessments made in light of Strongbridge’s experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this communication could cause Xeris’ plans with respect to Strongbridge, Strongbridge’s or Xeris’ actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this communication. Additional risk factors that may affect the Transaction are set forth in the section entitled “Risk Factors” in the Proxy Statement. Additional information about economic, competitive, governmental, technological and other factors that may affect Xeris is set forth in Item 1A, “Risk Factors,” in Xeris’ 2020 Annual Report on Form 10-K, which has been filed with the SEC, the contents of which are not incorporated by reference into, nor do they form part of, this communication. Additional information about economic, competitive, governmental, technological and other factors that may affect Strongbridge is set forth in Item 1A, “Risk Factors,” in Strongbridge’s 2020 Annual Report on Form 10-K, which has been filed with the SEC, the contents of which are not incorporated by reference into, nor do they form part of, this communication.

Any forward-looking statements in this communication are based upon information available to Strongbridge and/or its board of directors, as the case may be, as of the date of this communication and, while believed to be true when made, may ultimately prove to be incorrect. Subject to any obligations under applicable law, none of Strongbridge or any member of its board of directors undertakes any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations. All subsequent written and oral forward-looking statements attributable to Strongbridge or its board of directors or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

No Profit Forecast/Asset Valuations

No statement in this communication is intended to constitute a profit forecast for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Strongbridge, Xeris or HoldCo as appropriate. No statement in this communication constitutes an asset valuation.

Statement Required by the Irish Takeover Rules

The directors of Strongbridge accept responsibility for the information contained in this communication. To the best of the knowledge and belief of the directors of Strongbridge (who have taken all reasonable care to ensure such is the case), the information contained in this document for which they respectively accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Dealing Disclosure Requirements

Under the provisions of Rule 8.3 of the Irish Takeover Rules, if any person is, or becomes, ‘interested’ (directly or indirectly) in 1% or more of any class of ‘relevant securities’ of Strongbridge or Xeris, all ‘dealings’ in any ‘relevant securities’ of Strongbridge or Xeris (including by means of an option in respect of, or a derivative referenced to, any such ‘relevant securities’) must be publicly disclosed by not later than 3:30 pm (New York time) on the ‘business’ day following the date of the relevant transaction. This requirement will continue until the date on which the Scheme becomes effective or on which the ‘offer period’ otherwise ends. If two or more persons cooperate on the basis of any agreement, either express or tacit, either oral or written, to acquire an ‘interest’ in ‘relevant securities’ of Strongbridge or Xeris, they will be deemed to be a single person for the purpose of Rule 8.3 of the Irish Takeover Rules.

Under the provisions of Rule 8.1 of the Irish Takeover Rules, all ‘dealings’ in ‘relevant securities’ of Strongbridge by Xeris or ‘relevant securities’ of Xeris by Strongbridge, or by any party acting in concert with either of them, must also be disclosed by no later than 12 noon (New York time) on the ‘business’ day following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose ‘relevant securities’ ‘dealings’ should be disclosed, can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie.

‘Interests in securities’ arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an ‘interest’ by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in single quotation marks are defined in the Irish Takeover Rules, which can also be found on the Panel’s website. If you are in any doubt as to whether or not you are required to disclose a dealing under Rule 8, please consult the Panel’s website at www.irishtakeoverpanel.ie or contact the Panel on telephone number +353 1 678 9020.

General

The release, publication or distribution of this report in or into certain jurisdictions may be restricted by the laws of those jurisdictions, including any Restricted Jurisdictions (as defined in the Proxy Statement). Accordingly, copies of this report and all other documents relating to the Transaction are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any such Restricted Jurisdictions. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies involved in the proposed transaction disclaim any responsibility or liability for the violations of any such restrictions by any person.

PUBLICATION ON A WEBSITE

In accordance with Rule 19.9 of the Irish Takeover Rules, a copy of this communication will be published on Xeris’ website at www.xerispharma.com and on Strongbridge’s website at www.strongbridgebio.com.

The content of any website referred to in this communication is not incorporated into and does not form part of this communication.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION.

Contacts:

Corporate and Media Relations
Elixir Health Public Relations
Lindsay Rocco
+1 862-596-1304
lrocco@elixirhealthpr.com

Investor Relations
Solebury Trout
Mike Biega
+1 617-221-9660
mbiega@soleburytrout.com